SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2007

PLATINA ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28335	84-108043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1807 Capital Avenue, Suite 101 I Cheyenne, Wyoming 82001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(307) 637-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement.

On October 29, 2007 Platina Energy Group, Inc. (the "Company") through its wholly owned subsidiary, Platina Exploration Corporation, entered into a Property Sale and Joint Venture Agreement (the "Rick Newell Agreement") with Buccaneer Energy Corporation ("Buccaneer"). The Rick Newell Agreement provides for a Joint Venture by the Company with Buccaneer for a one half (1/2) interest in the Rick Newell Salt Water Disposal Project located in Oklahoma that consists of one (1) producing oil well (Rick #1) currently producing approximately four (4) barrels of oil per day, one (1) salt water disposal well (the Newell #2) and a number of wells which are to be recompleted and dispose of the salt water on the lease in the Newell #2 well. Pursuant to the Rick Newell Agreement, the Company is to pay to Buccaneer a total consideration of $455,138. The Company anticipates selling a forty percent (40%) interest in the Rick #1 and Newell #2 wells and a fifteen percent (15%) interest in the remaining non-operating wells of the Rick Newell Salt Water Disposal Project to various third party investors and retaining a ten percent (10%) and thirty five percent (35%) interest, respectfully in such wells.

On October 31, 2007, the Company, through its wholly owned subsidiary, Platina Exploration Corporation, also entered into a Property Sale and Joint Venture Agreement (the "Oklahoma Agreement") with Buccaneer. The Oklahoma Agreement provides for a Joint Venture by the Company with Buccaneer for a one half (1/2) interest in (i) the approximate forty percent (40%) interest of Buccaneer in the Oklahoma PUD Prospects comprised of several undeveloped prospects to be drilled and (ii) a one half (1/2) interest in the East Texas Projects consisting of the Gaywood acquisition comprised of approximately fifty (50) locations in Rusk County. The Oklahoma Agreement further provides that Buccaneer will show the Company other opportunities or projects and if the Company elects to participate, it will receive a one half (1/2) interest in such project or projects upon reimbursement to Buccaneer for its costs in such project(s). The Oklahoma Agreement also provides that the Company will pay Buccaneer $199,873 comprised of $60,000 cash to be paid by November 16, 2007 and a $139,873 promissory note at six percent (6%) interest due on or before January 31, 2008.

Both the Rick Newell Agreement and the Oklahoma Agreement further provide that Buccaneer and the Company will be equal partners in future operations with Buccaneer's wholly owned subsidiary, Buccaneer Energy L.L.C. being the operator of projects located in Oklahoma, Bowie Operating Company ("Bowie"), a newly formed Texas operator being the operator of all other projects except that pursuant to an oral agreement, Bowie will also be the Operator of the Newell #2 upon completion of bonding in Oklahoma, with all operations to be at cost, plus normal Model 610 Operating Agreement COPUS drilling, completion and operating overhead reimbursement fees.

Item 9.01.                       Financial Statements and Exhibits.

(a)	Financial Statements: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Exhibits:

Exhibit No.	Description

Exhibit 99.1                                 Property Sale and Joint Venture Agreement (Rick Newell)
Exhibit 99.2                                 Property Sale and Joint Venture Agreement (Oklahoma)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platina Energy Group Inc.

Date:  November 8, 2007                                                                           /s/ Blair Merriam
Blair Merriam, Chief Executive Officer